As filed with the Securities and Exchange Commission on December 1, 2010
Registration No. 333-162227

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-3079390 (I.R.S. Employer Identification Number)
1300 Morris Drive
Chesterbrook, PA 19087
(610) 727-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrants Below

John G. Chou, Esq.
Senior Vice President, General Counsel and Secretary
AmerisourceBergen Corporation
1300 Morris Drive
Chesterbrook, PA 19087
(610) 727-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Please address a copy of all communications to:
James W. McKenzie, Jr., Esq.
Andrew T. Budreika, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Each Class of Securities To Be	Amount To	Offering Price	Aggregate Offering	Amount Of
Registered	Be Registered	per Unit	Price	Registration Fee
Guarantees of Debt Securities (1)	(2)	(2)	(2)	(1	)(2)

(1)	Guarantees of Debt Securities may be issued by those direct and indirect subsidiaries of AmerisourceBergen Corporation listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of the guarantees.
(2)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Securities registered hereunder may be issued in primary offerings or upon exercise, conversion or exchange of other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee.

TABLE OF ADDITIONAL REGISTRANTS

			Primary
		I.R.S.	Standard
		Employer	Industrial
	Jurisdiction of	Identification	Classification
Exact Name of Additional Registrants *	Incorporation	Number	Code Number

AmerisourceBergen Consulting Services, Inc.	Delaware	27-3578365	8742
International Oncology Network Solutions, Inc.	Delaware	20-3949915	8742

*	Each additional registrant is a direct or indirect subsidiary of AmerisourceBergen Corporation. The address and telephone number of each additional registrant’s principal executive offices is c/o AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087, telephone (610) 727-7000. The name, address, and telephone number of the agent for service for each additional registrant is John G. Chou, Esq., Senior Vice President, General Counsel and Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087, telephone (610) 727-7000.

EXPLANATORY NOTE
This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-162227) of AmerisourceBergen Corporation is being filed to: (i) add those direct and indirect subsidiaries of AmerisourceBergen Corporation listed on the preceding page under the caption “Table of Additional Registrants” (such subsidiaries are referred to herein as the “Subsidiary Guarantors”) as co-registrants to the Registration Statement to allow such Subsidiary Guarantors to guarantee Debt Securities of AmerisourceBergen Corporation covered by the Registration Statement (such guarantees are referred to herein as “Guarantees of Debt Securities”), (ii) add such Guarantees of Debt Securities to the Registration Statement, (iii) update the information in Part II with respect to the addition of the Subsidiary Guarantors, and (iv) file or incorporate by reference additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
Set forth below are the estimated fees and expenses (other than underwriting discounts and commissions) to be incurred by the registrant in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$(1)
Rating agencies’ fees	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustees’ fees and expenses	(2)
Printing expenses	(2)
Blue sky fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Under Rules 456(b) and 457(r) under the Securities Act of 1933, applicable SEC registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.

(2)	Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of securities offered hereby will be included in the prospectus supplement applicable to such offering.

Item 15. Indemnification of Directors and Officers.
The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the certificate of incorporation and bylaws of AmerisourceBergen Corporation.
As permitted by the Delaware General Corporation Law (“DGCL”), our Amended and Restated Certificate of Incorporation, as amended, provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, our Amended and Restated Certificate of Incorporation provides for indemnification of our officers and directors to the fullest extent permitted under Delaware law. Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
The law of the state of incorporation and/or the provisions of the certificates of incorporation and the bylaws of all of the Subsidiary Guarantors listed in the “Table of Additional Registrants” included in the Registration Statement, provide for the limitation of liability and indemnification of officers, directors, managers and persons performing similar functions, as applicable, of the Subsidiary Guarantors similar to those described above.
AmerisourceBergen Corporation maintains insurance policies under which its directors and officers and the directors and officers of the Subsidiary Guarantors are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of AmerisourceBergen Corporation or the Subsidiary Guarantors.
In addition, we currently provide indemnification to the officers and other individuals that serve on the committee that administers our employee benefit plans for liabilities that they may incur in such capacity.

Item 16. Exhibits

Exhibit
Number	Description of Exhibit
1.1	Form of Underwriting Agreement *
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 filed on May 7, 2010)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on March 9, 2010)
4.3	Form of Certificate of Designations of Preferred Stock *
4.4
Indenture, dated as of November 19, 2009, among the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 23, 2009)

4.5	Form of Debt Security *
4.6	Form of Depositary Agreement *
4.7	Form of Depositary Receipt *
4.8	Form of Warrant Agreement *
4.9	Form of Warrant *
4.10	Form of Purchase Contract *
4.11	Form of Unit Agreement *
5.1	Opinion of Morgan, Lewis & Bockius LLP **
5.2	Opinion of Morgan, Lewis & Bockius LLP **
5.3	Opinion of Morgan, Lewis & Bockius LLP regarding the Guarantees of Debt Securities
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibits 5.1, 5.2 and 5.3 hereto)
24.1	Power of Attorney (included on signature pages to the Registration Statement)
25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, to act as trustee under the Indenture **

*	To be filed, if necessary, by an amendment to the Registration Statement or as an exhibit to a document filed by the registrant and incorporated herein by reference.

**	Previously filed as an exhibit to the Registration Statement, or with respect to the Statement of Eligibility on Form T-1, with the U.S. Securities and Exchange Commission under electronic form type “305B2” on November 4, 2009.

Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(e) The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Chesterbrook, Commonwealth of Pennsylvania, on December 1, 2010.

AMERISOURCEBERGEN CORPORATION
By:	/s/ R. David Yost
	Name:	R. David Yost
	Title:	Chief Executive Officer
POWER OF ATTORNEY
The undersigned do hereby constitute and appoint R. David Yost, Chief Executive Officer of the registrant, Michael D. DiCandilo, Executive Vice President and Chief Financial Officer of the registrant, and John G. Chou, Senior Vice President, General Counsel and Secretary of the registrant, and each of them acting singly, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ R. David Yost R. David Yost	Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2010

/s/ Michael D. DiCandilo Michael D. DiCandilo	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 1, 2010

* Richard C. Gozon	Director and Chairman	December 1, 2010

* Charles H. Cotros	Director	December 1, 2010

Signature	Title	Date

* Richard W. Gochnauer	Director	December 1, 2010

* Edward E. Hagenlocker	Director	December 1, 2010

* Jane E. Henney, M.D.	Director	December 1, 2010

* Michael J. Long	Director	December 1, 2010

* Henry W. McGee	Director	December 1, 2010

/s/ Kathleen W. Hyle Kathleen W. Hyle	Director	December 1, 2010

*	John G. Chou, by signing his name hereto, does hereby sign this document on behalf of each of the above-named directors and officers of the registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ John G. Chou John G. Chou Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Chesterbrook, Commonwealth of Pennsylvania, on December 1, 2010.

AMERISOURCEBERGEN CONSULTING SERVICES, INC.
By:	/s/ R. David Yost
	Name:	R. David Yost
	Title:	Chief Executive Officer
The undersigned do hereby constitute and appoint R. David Yost, Chief Executive Officer of AmerisourceBergen Corporation, Mike D. DiCandilo, Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, and John G. Chou, Senior Vice President, General Counsel and Secretary of AmerisourceBergen Corporation, and each of them acting singly, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ R. David Yost R. David Yost	Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2010

/s/ Michael D. DiCandilo Michael D. DiCandilo	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 1, 2010

/s/ John G. Chou John G. Chou	Director	December 1, 2010

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Chesterbrook, Commonwealth of Pennsylvania, on December 1, 2010.

INTERNATIONAL ONCOLOGY NETWORK SOLUTIONS, INC.
By:	/s/ Mark Johnson
	Name:	Mark Johnson
	Title:	President
The undersigned do hereby constitute and appoint R. David Yost, Chief Executive Officer of AmerisourceBergen Corporation, Mike D. DiCandilo, Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, and John G. Chou, Senior Vice President, General Counsel and Secretary of AmerisourceBergen Corporation, and each of them acting singly, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Mark Johnson Mark Johnson	President (Principal Executive Officer)	December 1, 2010

/s/ Michael D. DiCandilo Michael D. DiCandilo	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 1, 2010

/s/ John G. Chou John G. Chou	Director	December 1, 2010

/s/ R. David Yost R. David Yost	Director	December 1, 2010

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
1.1	Form of Underwriting Agreement *
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 filed on May 7, 2010)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on March 9, 2010)
4.3	Form of Certificate of Designations of Preferred Stock *
4.4
Indenture, dated as of November 19, 2009, among the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 23, 2009)

4.5	Form of Debt Security *
4.6	Form of Depositary Agreement *
4.7	Form of Depositary Receipt *
4.8	Form of Warrant Agreement *
4.9	Form of Warrant *
4.10	Form of Purchase Contract *
4.11	Form of Unit Agreement *
5.1	Opinion of Morgan, Lewis & Bockius LLP **
5.2	Opinion of Morgan, Lewis & Bockius LLP **
5.3	Opinion of Morgan, Lewis & Bockius LLP regarding the Guarantees of Debt Securities
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibits 5.1, 5.2 and 5.3 hereto)
24.1	Power of Attorney (included on signature pages to the Registration Statement)
25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, to act as trustee under the Indenture **

*	To be filed, if necessary, by an amendment to the Registration Statement or as an exhibit to a document filed by the registrant and incorporated herein by reference.

**	Previously filed as an exhibit to the Registration Statement, or with respect to the Statement of Eligibility on Form T-1, with the U.S. Securities and Exchange Commission under electronic form type “305B2” on November 4, 2009.